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BDO Seidman, LLP 1700 Market Street
Accountants and Consultants Philadelphia, Pennsylvania 19103
Telephone: (215) 241-1500
Fax: (215) 636-5501



CONSENT OF INDEPENDENT ACCOUNTANTS

Provident American Corporation
Norristown, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (SEC File No. 33-43617, SEC File No. 33-43615 and SEC file No. 333-71223) of our report dated July 10, 1998, relating to the financial statements and schedules of Provident American Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ BDO Seidman, LLP
--------------------------
BDO SEIDMAN, LLP


Philadelphia, PA
March 30, 1999